[ACXIOM LOGO]
                                                                                     For more information, contact:

                                                                                                  Katharine Raymond
                                                                                     Investor Relations Coordinator
                                                                                                 Acxiom Corporation
                                                                                                     (501) 342-1321

                                                                                                        Dale Ingram
                                                                                            Public Relations Leader
                                                                                                 Acxiom Corporation
                                                                                                     (501) 342-4346
                                                                                                              EACXM

                                      Acxiom Announces Third-Quarter Results
                               Company Generates Record Revenue, Earnings, Cash Flow

LITTLE ROCK, Ark.-- January 25, 2006-- Acxiom® Corporation (Nasdaq: ACXM) today announced financial results for the third quarter of fiscal 2006 ended December 31, 2005. Revenue for the quarter was $347.4 million, income from operations was $52.7 million, pre-tax earnings were $44.0 million, and diluted earnings per share (EPS) were
$0.31. All represent record quarterly performances in the Company's history.

Acxiom will hold a conference call at 4:30 p.m. CST today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

"Our third-quarter results are very encouraging and demonstrate the continuing improvement in our financial performance," Company Leader Charles D. Morgan said. "Combined with the recent announcement of our strategic partnership with EMC Corporation and the outlook for the fourth quarter and fiscal 2007, our performance in the third quarter is clear evidence of the growing momentum at Acxiom."

Highlights of Acxiom's third-quarter performance include:

o        Revenue of $347.4 million, up 11 percent from $312.4 million in the third quarter a year ago. The net impact of acquisitions and divestitures contributed 5 percentage points of this 11 percentage-point growth in revenue.
o        Income from operations of $52.7 million, a 34 percent increase compared to $39.4 million in the third quarter last year.
o        Pre-tax earnings of $44.0 million, up 27 percent from $34.6 million in the third quarter of fiscal 2005.
o        Diluted earnings per share of $.31, a 29 percent increase compared to $.24 in the third quarter last year.
o        Operating cash flow of $95.4 million and free cash flow of $91.7 million, both of which represent record quarterly cash flow results. The free cash flow of $91.7 million is a non-GAAP financial measure and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

o        A technology and distribution agreement with EMC Corporation that includes $30 million from EMC to purchase the grid operating system developed by Acxiom and license certain other grid-related software.
         The deal contributed to $20 million of the Company's free cash flow performance in the third quarter but had no impact on revenue, earnings or operating cash flow.
o        New contracts that will deliver $41 million in annual revenue and renewals that total $31 million in annual revenue.
o        Committed new deals in the pipeline that are expected to generate $68.4 million in annual revenue.

"The operational improvements we have made, combined with a strong pipeline and the continued signing of new contracts, add up to an improving performance at Acxiom," Company Operations Leader Lee Hodges said. "Our expense-savings initiatives have produced better-than-expected results, and we continue to focus on expense containment and control, which we expect to result in continued improvement in operating margins."

Morgan noted that Acxiom recently completed new contracts with AIG Marketing, Inc., Canadian Tire Financial
Services, Inc., Federated Department Stores, Inc., Hyundai Motor America, Lowe's, Nationwide, Novartis
Pharmaceuticals Corporation, Staples, ZelnickMedia
and Primedia.

Outlook

The Company's expectations for fiscal 2006, fiscal 2007 and beyond are communicated in the Financial Road Map, which is attached.

The Financial Road Map has been updated based on current expectations for fiscal year 2007, and the long-term goals have been updated to reflect the expectation for fiscal year 2010. For the fiscal year ending March 31,
2007, the Company estimates that U.S. revenue will grow 7 percent to 10 percent, the U.S. operating margins will be 14 percent to 15 percent, international revenue will grow 0 percent to 5 percent, and international margin will be 2 percent to 4 percent.

The financial projections stated today are based on the Company's current expectations and the assumption and limitations set forth in the Financial Road Map. These projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that the Company is continuing to experience continued improvement and momentum in financial performance, that we expect that continued focus on expense controls will lead to continued
improvement in operating margins,  that with the exception of the impact of the net unusual charges recorded in the quarter ended September 30, 2005, the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map attached to this release will be within the estimated ranges; that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges and expense reductions will be within the estimated ranges; and that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that we may incur expenses related to unsolicited proposals or other efforts by others to acquire or control the Company;
certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the Company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII) grid-based environment Acxiom will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the
Company will use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued
stock repurchases in accordance with the Company's stock repurchase program.

With respect to the provision of products or services outside our primary base of operations in the United
States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the
United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial
Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

                                                        ###

                                        ACXIOM CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)
                                 (Dollars in thousands, except earnings per share)

                                                                                 For the Three Months Ended
                                                                                       December 31,
                                                                       _____________________________________________
                                                                            2005                         2004
                                                                       _____________________________________________

Revenue:
    Services                                                                   263,266                      225,811
    Data                                                                        84,165                       86,594
                                                                       ________________            _________________
     Total revenue                                                             347,431                      312,405

Operating costs and expenses:
    Cost of revenue
     Services                                                                  190,993                      174,960
     Data                                                                       48,799                       52,199
                                                                       ________________            _________________
     Total cost of revenue                                                     239,792                      227,159

    Selling, general and administrative                                         56,134                       46,461
    Gains, losses and nonrecurring items, net                                   (1,202)                        (640)
                                                                       ________________           __________________
        Total operating costs and expenses                                     294,724                      272,980
                                                                       ________________           __________________

    Income from operations                                                      52,707                       39,425
                                                                       ________________           __________________

   Other income (expense):
     Interest expense                                                           (8,635)                      (5,076)
     Other, net                                                                    (71)                         210
                                                                       ________________           ___________________

   Total other income (expense)                                                 (8,706)                      (4,866)
                                                                       ________________            __________________

   Earnings before income taxes                                                 44,001                       34,559

   Income taxes                                                                 16,720                       11,079
                                                                       ________________            __________________

   Net earnings                                                                 27,281                       23,480
                                                                       ================            =================

Earnings per share:

    Basic                                                                         0.32                         0.27
                                                                       ================            =================

    Diluted                                                                       0.31                         0.24
                                                                       ================            =================

                                        ACXIOM CORPORATION AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)
                                 (Dollars in thousands, except earnings per share)

                                                                                 For the Nine Months Ended
                                                                                       December 31,
                                                                       _____________________________________________
                                                                            2005                         2004
                                                                       _____________________________________________

Revenue:
    Services                                                                   754,958                      653,730
    Data                                                                       233,267                      246,778
                                                                       _______________            __________________
     Total revenue                                                             988,225                      900,508

Operating costs and expenses:
    Cost of revenue
     Services                                                                  580,462                      507,459
     Data                                                                      149,808                      153,786
                                                                       _______________            __________________
     Total cost of revenue                                                     730,270                      661,245

    Selling, general and administrative                                        161,499                      141,010
    Gains, losses and nonrecurring items, net                                    9,960                         (984)
                                                                       _______________            __________________

        Total operating costs and expenses                                     901,729                      801,271
                                                                       _______________            __________________

    Income from operations                                                      86,496                       99,237
                                                                       _______________            __________________

   Other income (expense):
     Interest expense                                                          (21,213)                     (14,889)
     Other, net                                                                  1,870                          824
                                                                       ________________            _________________

   Total other income (expense)                                                (19,343)                     (14,065)
                                                                       ________________            _________________

   Earnings before income taxes                                                 67,153                       85,172

   Income taxes                                                                 26,084                       30,312
                                                                       ________________            _________________

   Net earnings                                                                 41,069                       54,860
                                                                       ================            =================

Earnings per share:

    Basic                                                                         0.47                         0.64
                                                                       ================            =================

    Diluted                                                                       0.45                         0.58
                                                                       ================            =================

                     ACXIOM CORPORATION AND SUBSIDIARIES
                      CALCULATION OF EARNINGS PER SHARE
                                (Unaudited)
                (In thousands, except earnings per share)
                                                                                        For the Three Months Ended
                                                                                              December 31,
                                                                                ______________________________________
                                                                                         2005                 2004
                                                                                ______________________________________

Basic earnings per share:

    Numerator - net earnings                                                             27,281              23,480

    Denominator - weighted-average shares outstanding                                    85,203              86,468
                                                                                ________________     _________________

       Basic earnings per share                                                            0.32                0.27
                                                                                ================    ==================

Diluted earnings per share:

   Numerator:
       Net earnings                                                                      27,281               23,480

       Interest expense on convertible bonds (net of tax benefit)                             -                1,017
                                                                                ________________    __________________

                                                                                         27,281               24,497
                                                                                ________________    __________________
   Denominator:

       Weighted-average shares outstanding                                               85,203               86,468

        Dilutive effect of common stock options and warrants                              2,723                4,191

        Dilutive effect of convertible debt                                                   -                9,589
                                                                                ________________    __________________
                                                                                         87,926              100,248

            Diluted earnings per share                                                     0.31                 0.24
                                                                                ================    ==================

                      ACXIOM CORPORATION AND SUBSIDIARIES
                       CALCULATION OF EARNINGS PER SHARE
                                (Unaudited)
                (In thousands, except earnings per share)
                                                                                         For the Nine Months Ended
                                                                                             December 31,
                                                                                _________________________________________
                                                                                     2005                      2004
                                                                                _________________________________________
Basic earnings per share:

    Numerator - net earnings                                                             41,069               54,860

    Denominator - weighted-average shares outstanding                                    87,748               86,187
                                                                                ________________      __________________

        Basic earnings per share                                                           0.47                 0.64
                                                                                ================      ==================

Diluted earnings per share:

    Numerator:

        Net earnings                                                                     41,069               54,860

       Interest expense on convertible bonds (net of tax benefit)                             -                3,051
                                                                                _________________    __________________

                                                                                         41,069               57,911
                                                                                _________________     _________________
   Denominator:

       Weighted-average shares outstanding                                               87,748               86,187

        Dilutive effect of common stock options and warrants                              2,691                3,870

        Dilutive effect of convertible debt                                                   -                9,589
                                                                                _________________     _________________

                                                                                         90,439               99,646
                                                                                _________________     _________________

            Diluted earnings per share                                                     0.45                 0.58
                                                                                ==================     =================

                                     ACXIOM CORPORATION AND SUBSIDIARIES
                                            REVENUES BY SEGMENT
                                               (Unaudited)
                                        (Dollars in thousands)

                                                                               For the Three Months Ended
                                                                                     December 31,
                                                                         ___________________________________
                                                                               2005                2004
                                                                         ___________________________________

US Services & Data                                                            300,086            253,898

International Services & Data                                                  47,345             58,507
                                                                         ______________     ________________

Total Revenue                                                                 347,431            312,405
                                                                        =================   ================
US Supplemental Information:

     Services & Data Excluding IT Mgmt                                        210,455            178,983

     IT Management Services                                                    89,631             74,915
                                                                        _________________   ________________
                                                                              300,086            253,898
                                                                        =================   ================

International Supplemental Information:

     Services & Data Excluding IT Mgmt                                         47,345             58,507

     IT Management Services                                                         -                  -
                                                                        _________________  _________________

                                                                               47,345              58,507
                                                                        =================  =================

                                    ACXIOM CORPORATION AND SUBSIDIARIES
                                            REVENUES BY SEGMENT
                                                (Unaudited)
                                        (Dollars in thousands)

                                                                               For the Nine Months Ended
                                                                                    December 31,
                                                                        _____________________________________
                                                                              2005                 2004
                                                                        _____________________________________

US Services & Data                                                          851,846                740,666

International Services & Data                                               136,379                159,842
                                                                        _________________  __________________

Total Revenue                                                               988,225                900,508
                                                                        =================  ==================

US Supplemental Information:

     Services & Data Excluding IT Mgmt                                      589,653                533,824

     IT Management Services                                                 262,193                206,842
                                                                        _________________  ___________________

                                                                            851,846                740,666
                                                                        =================   ==================

International Supplemental Information:

     Services & Data Excluding IT Mgmt                                      136,379                159,842

     IT Management Services                                                       -                      -
                                                                        _________________  ___________________

                                                                            136,379                159,842
                                                                        =================  ==================

                                       ACXIOM CORPORATION AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   (Unaudited)
                                              (Dollars in thousands)
                                                                             December 31,           March 31,
                                                                                 2005                 2005
                                                                                 ____________         ____________
                                 Assets
Current assets:
  Cash and cash equivalents                                                           $ 9,906              $ 4,185
  Trade accounts receivable, net                                                      261,135              250,653
  Deferred income taxes                                                                31,615               31,415
  Refundable income taxes                                                                   -                1,345
  Other current assets                                                                 40,321               46,034
                                                                                 ____________         ____________
     Total current assets                                                             342,977              333,632
                                                                                 ____________         ____________
Property and equipment                                                                663,521              581,918
  Less - accumulated depreciation and amortization                                    324,158              258,532
                                                                                 ____________         ____________
Property and equipment, net                                                           339,363              323,386
                                                                                 ____________         ____________
Software, net of accumulated amortization                                              47,850               57,135
Goodwill                                                                              474,680              354,182
Purchased software licenses, net of accumulated amortization                          157,203              157,999
Unbilled and notes receivable, excluding current portions                              20,551               20,410
Deferred costs, net                                                                   104,419               88,851
Data acquisition costs                                                                 40,530               48,915
Other assets, net                                                                      22,757               15,369
                                                                                 ____________         ____________
                                                                                  $ 1,550,330          $ 1,399,879
                                                                          ==================== ====================

                  Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term obligations                                        87,401               83,005
  Trade accounts payable                                                               43,622               63,295
  Accrued payroll and related expenses                                                 31,841               27,435
  Other accrued expenses                                                               81,000               74,635
  Deferred revenue                                                                    127,753              115,892
  Income Taxes                                                                         12,182                    -
                                                                                 ____________         ____________
    Total current liabilities                                                         383,799              364,262
                                                                                 ____________         ____________
Long-term obligations:
  Long-term debt and capital leases, net of current installments                      404,104              104,210
  Software and data licenses, net of current installments                              26,740               37,494
                                                                                 ____________         ____________
    Total long-term obligations                                                       430,844              141,704
                                                                                 ____________         ____________

Deferred income taxes                                                                  91,329               79,079

Commitments and contingencies

Stockholders' equity:
  Common stock                                                                         10,674               10,440
  Additional paid-in capital                                                          627,982              588,156
  Retained earnings                                                                   391,557              363,556
  Accumulated other comprehensive loss                                                  2,141               12,616
  Treasury stock, at cost                                                            (387,996)            (159,934)
                                                                                 ____________         ____________
  Total stockholders' equity                                                          644,358              814,834
                                                                                 ____________         ____________
                                                                                  $ 1,550,330          $ 1,399,879
                                                                          ==================== ====================

                                    ACXIOM CORPORATION AND SUBSIDIARIES
                         RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                (Unaudited)
                                        (Dollars in thousands)

                                                                        Qtr ended          Qtr ended          Qtr ended          Qtr ended         Yr ended
                                                                        6/30/2002          9/30/2002          12/31/2002         3/31/2003         3/31/2003

Net cash provided by operating activities                                 60,243             53,446             76,992            63,112           253,793

Proceeds received from disposition of assets                                  45                155                  -                93               293

Capitalized software                                                      (8,652)            (8,958)            (8,726)           (8,237)          (34,573)

Capital expenditures                                                      (1,916)            (3,000)            (5,893)           (2,403)          (13,212)

Deferral of costs                                                         (3,240)            (4,108)            (3,796)           (3,883)          (15,027)

Proceeds from sale and leaseback transaction                                   -              7,729                  -                 -             7,729
                                                                        _________________________________________________________________________________________

Free cash flow                                                            46,480             45,264             58,577            48,682           199,003
                                                                        =========================================================================================

                                                                        Qtr ended          Qtr ended          Qtr ended          Qtr ended         Yr ended
                                                                        6/30/2003          9/30/2003          12/31/2003         3/31/2004         3/31/2004

Net cash provided by operating activities                                 48,125             49,909             79,282            82,567           259,883

Proceeds received from disposition of assets                                 506                192                 39             2,046             2,783

Capitalized software                                                      (6,335)            (7,296)            (6,510)           (7,703)          (27,844)

Capital expenditures                                                      (1,588)            (3,036)            (7,637)           (9,917)          (22,178)

Deferral of costs                                                         (6,026)            (4,006)            (5,312)           (9,537)          (24,881)
                                                                        _________________________________________________________________________________________

Free cash flow                                                            34,682             35,763             59,862            57,456           187,763
                                                                        =========================================================================================

                                                                        Qtr ended          Qtr ended          Qtr ended          Qtr ended         Yr ended
                                                                        6/30/2004          9/30/2004          12/31/2004         3/31/2005         3/31/2005

Net cash provided by operating activities                                 34,714             61,742             82,805            67,753           247,014

Capitalized software                                                      (4,107)            (4,721)            (5,706)           (5,760)          (20,294)

Capital expenditures                                                      (1,823)            (4,813)            (3,132)           (4,562)          (14,330)

Deferral of costs                                                         (9,610)           (11,113)           (15,502)          (17,203)          (53,428)
                                                                        _________________________________________________________________________________________

Free cash flow                                                            19,174             41,095             58,465            40,228           158,962
                                                                        =========================================================================================

                                                                        Qtr ended          Qtr ended          Qtr ended          Qtr ended            YTD
                                                                        6/30/2005          9/30/2005          12/31/2005         3/31/2006        12/31/2005
Net cash provided by operating activities                                 61,476             44,785             95,414                             201,675

Proceeds received from disposition of assets                                   -              3,613              1,510                               5,123

Capitalized software                                                      (5,673)            (5,809)            (5,204)                            (16,686)

Cash collected from sale of software                                           -                  -             20,000                              20,000

Capital expenditures                                                      (2,929)            (3,025)              (401)                             (6,355)

Deferral of costs                                                        (16,192)           (18,703)           (19,603)                            (54,498)
                                                                        _________________________________________________________________________________________

Free cash flow                                                            36,682             20,861             91,716                 0           149,259
                                                                        =========================================================================================

                                ACXIOM CORPORATION AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (Unaudited)
                                        (Dollars in thousands)
                                                                                               For the Three Months Ended
                                                                                                       December 31,
                                                                                            __________________________________
                                                                                                2005                  2004
                                                                                            __________________________________
Cash flows from operating activities:
  Net earnings                                                                                 27,281                23,480
  Non-cash operating activities:
    Depreciation and amortization                                                              59,712                50,817
    Loss (gain) on disposal or impairment of assets, net                                         (524)                  (50)
    Deferred income taxes                                                                       4,386                11,385
    Non-cash stock compensation expense                                                           346                     -
    Changes in operating assets and liabilities:
      Accounts receivable                                                                      (8,552)                3,403
      Other assets                                                                             (6,587)                5,915
      Accounts payable and other liabilities                                                    4,161               (18,896)
      Deferrred revenue                                                                        15,191                 6,751
                                                                                             ____________          ____________
      Net cash provided by operating activities                                                95,414                82,805
                                                                                             ____________          ____________
Cash flows from investing activities:
    Disposition of operations                                                                   3,315                 1,636
    Sale of assets                                                                              1,510                     -
    Capitalized software                                                                       (5,204)               (5,706)
    Capital expenditures                                                                         (401)               (3,132)
    Cash collected from sale of software                                                       20,000                     -
    Deferral of costs                                                                         (19,603)              (15,502)
    Payments received from investments                                                          2,093                   159
    Net cash paid in acquisitions                                                              (2,983)               (6,847)
                                                                                             ____________           ____________
      Net cash used by investing activities                                                    (1,273)              (29,392)
                                                                                             ____________           ____________
Cash flows from financing activities:
    Proceeds from debt                                                                         31,833                31,663
    Payments of debt                                                                         (125,264)              (82,175)
    Dividends paid                                                                             (4,259)               (3,464)
    Sale of common stock                                                                       10,058                14,537
    Acquisition of treasury stock                                                              (2,430)               (2,840)
                                                                                            ____________            ____________
      Net cash used by financing activities                                                   (90,062)              (42,279)
                                                                                             ____________           ____________
      Effect of exchange rate changes on cash                                                    (135)                  620
                                                                                             ____________           ____________

      Net increase in cash and cash equivalents                                                 3,944                11,754
  Cash and cash equivalents at beginning of period                                              5,962                10,140
                                                                                            ____________            ____________
 Cash and cash equivalents at end of period                                                     9,906                21,894
                                                                                            ____________            ____________
  Supplemental cash flow information:
    Cash paid during the period for:
      Interest                                                                                  7,932                 3,521
      Income taxes                                                                              1,070                   583
      Payments on capital leases and installment payment arrangements                          17,994                23,012
      Payments on software and data license liabilities                                         7,344                 4,842
   Noncash investing and financing activities:
      Issuance of warrants in acquisition                                                           -                 1,833
      Enterprise software licenses acquired under software obligation                               -                 6,715
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                14,804                27,289
      Construction of assets under construction loan                                              402                 4,868
                                                                                            ____________            ____________

                                 ACXIOM CORPORATION AND SUBSIDIARIES
                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                          (Unaudited)
                                    (Dollars in thousands)
                                                                                                For the Nine Months Ended
                                                                                                        December 31,
                                                                                           _____________________________________
                                                                                                 2005                  2004
                                                                                           _____________________________________
Cash flows from operating activities:
  Net earnings                                                                                 41,069                54,860
  Non-cash operating activities:
   Depreciation and amortization                                                              172,350               139,916
    Loss (gain) on disposal or impairment of assets, net                                       (1,451)                  (50)
    Deferred income taxes                                                                      12,401                30,933
    Non-cash stock compensation expense                                                           968                     -
    Changes in operating assets and liabilities:
     Accounts receivable                                                                      (13,838)              (22,746)
      Other assets                                                                            (21,747)               (2,531)
      Accounts payable and other liabilities                                                    2,790               (23,474)
      Deferred revenue                                                                          9,133                 2,353
                                                                                             ____________          ____________
      Net cash provided by operating activities                                               201,675               179,261
                                                                                             ____________          ____________
Cash flows from investing activities:
    Disposition of operations                                                                   4,844                 1,636
    Sale of assets                                                                              5,123                     -
    Capitalized software                                                                      (16,686)              (14,534)
    Capital expenditures                                                                       (6,355)               (9,768)
    Cash collected from the sale of software                                                   20,000                     -
    Deferral of costs                                                                         (54,498)              (36,225)
    Payments received from investments                                                          2,855                   662
    Net cash paid in acquisitions                                                            (144,509)              (23,588)
                                                                                             ____________          ____________
      Net cash used by investing activities                                                  (189,226)              (81,817)
                                                                                            ____________           ____________
Cash flows from financing activities:
    Proceeds from debt                                                                        423,122               129,792
    Payments of debt                                                                         (216,041)             (217,784)
    Dividends paid                                                                            (13,068)              (10,359)
    Sale of common stock                                                                       31,609                38,208
    Acquisition of treasury stock                                                            (231,865)              (30,208)
                                                                                             ____________          ____________
      Net cash used by financing activities                                                    (6,243)              (90,351)
                                                                                             ____________          ____________
      Effect of exchange rate changes on cash                                                    (485)                  446
                                                                                             ____________          ____________
      Net increase in cash and cash equivalents                                                 5,721                 7,539
  Cash and cash equivalents at beginning of period                                              4,185                14,355
                                                                                             ____________          ____________
  Cash and cash equivalents at end of period                                                    9,906                21,894
                                                                                            _____________          ____________
 Supplemental cash flow information:
   Cash paid (received) during the period for:
      Interest                                                                                 18,405                13,409
      Income taxes                                                                               (376)                1,080
      Payments on capital leases and installment payment arrangements                          53,890                49,645
      Payments on software and data license liabilities                                        17,141                13,899
    Noncash investing and financing activities:
      Issuance of warrants in acquisition                                                           -                 1,833
      Enterprise software licenses acquired under software obligation                           8,380                12,682
      Acquisition of property and equipment under capital lease
           and installment payment arrangements                                                70,377                66,359
      Construction of assets under construction loan                                            7,200                17,979
                                                                                             ______________        ____________

                                                        ACXIOM CORPORATION AND SUBSIDIARIES
                                                   SUMMARIZED SUPPLEMENTAL CASH FLOW INFORMATION
                                                                    (Unaudited)
                                                              (Dollars in thousands)
                                                                                                                                                       Last 12
                                                                          ______________________________________________________________
                                                                                  03/31/05        06/30/05       09/30/05      12/31/05                 Months
                                                                          _______________________________________________________________       ___________________

Free cash flow                                                                      40,228          36,682         20,861        91,716                    189,487
Change in revolver                                                                  10,921         259,800         96,665       (66,378)                   301,008
Other debt proceeds                                                                  4,175               -              -             -                      4,175
Debt payments (excluding payments on line of credit)                               (22,316)        (32,224)       (23,729)      (27,053)                  (105,322)
Sale of common stock                                                                 5,776          13,527          8,024        10,058                     37,385
Acquisition of treasury stock                                                      (33,551)       (160,354)       (69,081)       (2,430)                  (265,416)
Dividends paid                                                                      (4,290)         (4,432)        (4,377)       (4,259)                   (17,358)
Payments received from investments                                                     235             721             41         2,093                      3,090
Proceeds from the disposition of operations                                              -               -          1,529         3,315                      4,844
Net cash paid in acquisitions                                                      (18,612)       (106,719)       (34,807)       (2,983)                  (163,121)
Effect of exchange rate changes on cash                                               (275)           (297)           (53)         (135)                      (760)
                                                                          ________________________________________________________________         _________________

Net change in cash                                                                 (17,709)          6,704         (4,927)        3,944                    (11,988)
                                                                          ==============================================================            ===============

                                                     ------------------------------   -------------------------------    -----------------------------------   ------------------------------    -----------------------------------------    -----------------------------------------    --------------------------------------
                                                                Actual                            Actual                               Actual                            Estimated                                Target                                       Target                                 Long-Term Goals
Years Ending March 31,                                        Fiscal 2005                     Q3 Fiscal 2006                      YTD Fiscal 2006                     Fiscal 2006 (4)                          Fiscal 2006                                  Fiscal 2007                                 Fiscal 2010
                                                     ------------------------------   -------------------------------    -----------------------------------   ------------------------------    -----------------------------------------    -----------------------------------------    --------------------------------------

U.S. Revenue Growth                                               9.0%                             18.2%                                15.0%                               14%                                 13% to 15%                                   7% to 10%                               8% to 11% (CAGR)
U.S. Revenue                                                $1,011 million                     $300 million                         $851 million                      $1,150 million                       $1,140 to $1,160 mil                         $1,230 to $1,260 mil                                 -

International Revenue Growth                                    152.9%                            -19.1%                               -14.7%                              -15%                                -10% to -20%                                   0% to 5%                                5% to 8% (CAGR)
International Revenue                                        $213 million                      $47 million                          $136 million                       $180 million                          $170 to $190 mil                             $180 to $190 mil                                   -

U.S. Operating Margin                                            11.3%                             16.3%                                10.8%                              11.7%                                                                             14% to 15%                                 16% to 18%
Adjusted U.S. Operating Margin                                   11.3%                             16.3%                                11.9%(3)                           12.4%(3)                           11.5% to 12.5%

International Operating Margin                                    3.9%                              7.9%                                -4.0%                              -2.2%                                                                              2% to 4%                                  12% to 15%
Adjusted International Operating Margin                           3.9%                              7.9%                                 0.9%(3)                            1.6%(3)                              1% to 2%

Return on Assets (2)                                              9.2%                              7.2%                                 7.2%                               8.4%                                                                             11% to 13%                                 14% to 17%
Adjusted Return on Assets (2)                                                                       8.3%(3)                              8.3%(3)                            9.4%(3)                              9% to 10%

Return on Invested Capital (2)                                   11.0%                             10.1%(3)                             10.1%(3)                           11.3%(3)                             11% to 12%                                   13% to 15%                                 16% to 19%

Operating Cash Flow                                          $247 million                      $95 million                          $201 million                       $270 million                          $250 to $270 mil                             $280 to $300 mil                           $320 to $360 mil

Free Cash Flow                                               $159 million                      $92 million                          $149 million                       $190 million                          $160 to $180 mil                             $175 to $195 mil                           $185 to $225 mil

Revolving Credit Line Balance                                 $11 million                      $301 million                         $301 million                       $290 million                          $200 to $375 mil                                < $500 mil                             < $500 mil

Dividends Per Share                                              $0.17                             $0.05                                 $0.15                             $0.20                                  $0.20                                        $0.20                                  $0.24 to $0.28

-----------------------------------
1  Assumptions and definitions are defined on the following schedule:  "Financial Road Map assumptions and definitions"
2  ROA and ROIC are calculated on a trailing 4 quarters basis.
3  Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005.  These charges are excluded when calculating performance compared to the Road Map since they were not considered in settting the

                                                                                                  ACXIOM CORPORATION

                                                                                    Financial Road Map Assumptions and Definitions

              Assumptions

               1.   The effective tax rate is projected to be approximately 38% for future years.
               2.   Interest rates are assumed to increase slightly over the current levels.
               3.   Excluding acquired NOLs, the Company expects to utilize all of its federal tax loss carry forwards during fiscal 2006.  Excluding acquired credits, the Company expects to utilize all of its federal credits and begin paying regular tax in fiscal 2007.  The Company expects to gradually begin paying state taxes as state NOLs are utilized.
               4.   The Company will pay incentives under its bonus plan of $5 to $10 million for fiscal 2006 and $15 to $25 million for each of the years beginning in fiscal 2007 based on achievement of the Company's business plan.
               5.   The Company will maintain a relatively constant mix of business for each of its three business segments.
               6.   Foreign exchange rates will remain at approximately the current levels.
               7.   Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
               8.   Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
               9.   Long-term goals are based on the Company's current assessment of opportunities and are subject to change.  There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map.  Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

              Definitions

               1.   Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
               2.   Operating Margin is defined as the income from operations as a percentage of revenue.
               3.   Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
               4.   Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital.  The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance + ending balance)/2]  x  an 8% implied interest rate on the leases.
                    Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less operating cash, less non-interest bearing liabilities, plus the present value of operating leases.
               5.   Operating Cash Flow is as shown on the Company's cash flow statement.
               6.   Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
               7.   Revolving Credit Line Balance is defined as actual funds borrowed under the Company's revolving line of credit facility at the end of the period.
               8.   Dividends Per Share is defined as the sum of the dividends for that period.

                                                                                                                                                                                    Reconciliation of Non-GAAP Measurements
                                                                                                                                                                                            (Dollars in thousands)

                                                                            ------------------------------------    -------------------------------------    ------------------------------------    ------------------------------------     ------------------------------------     ------------------------------------    --------------------------
                                                                                          Actual                                   Actual                                  Actual                                 Estimated                                 Target                                    Target                         Long-Term Goals
              Years Ending March 31,                                                    Fiscal 2005                            Q3 Fiscal 2006                          YTD Fiscal 2006                           Fiscal 2006                             Fiscal 2006                               Fiscal 2007                         Fiscal 2010
                                                                            ------------------------------------    -------------------------------------    ------------------------------------    ------------------------------------     ------------------------------------     ------------------------------------    --------------------------

              U.S. Operating Margin

              U.S. Revenue                                                                            1,010,513                                  300,086                                 851,846                               1,150,000

              U.S. Operating Income                                                                     113,992                                   48,965                                  91,904                                 134,000
              U.S. Operating Income Margin                                                                 11.3%                                    16.3%                                   10.8%                                   11.7%

                   Gains, losses and nonrecurring items, net                                                  0                                        0                                   6,147                                   6,147
                   ValueAct Defense                                                                           0                                        0                                   2,216                                   2,216
                   Lawsuit Expenses                                                                           0                                        0                                     761                                     761
                                                                                                     -----------                             ------------                             -----------                             -----------
              Adjusted U.S. Operating Income (6)                                                        113,992                                   48,965                                 101,028                                 143,124
              Adjusted U.S. Operating Income Margin (6)                                                    11.3%                                    16.3%                                   11.9%                                   12.4%
                                                                                                     ===========                             ============                             ===========                             ===========

              International Operating Margin

              International Revenue                                                                     212,529                                   47,345                                 136,379                                 180,000

              International Operating Income                                                              8,200                                    3,741                                  (5,410)                                 (3,800)
              International Operating Income Margin                                                         3.9%                                     7.9%                                   -4.0%                                   -2.1%

                   Gains, losses and nonrecurring items, net                                                  0                                        0                                   6,652                                   6,652
                                                                                                     -----------                             ------------                             -----------                             -----------
              Adjusted International Operating Income (6)                                                 8,200                                    3,741                                   1,242                                   2,852
              Adjusted International Operating Income Margin (6)                                            3.9%                                     7.9%                                    0.9%                                    1.6%
                                                                                                     ===========                             ============                             ===========                             ===========

              --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

              Free Cash Flow

              Net cash provided by operating activities                                                 247,014                                   95,414                                 201,675                                 270,000              250,000         270,000                280,000          300,000           320,000        360,000

              Proceeds received from disposition of assets                                                    0                                    1,510                                   5,123                                   5,123                    0               0                      0                0                 0              0
              Capitalized software                                                                      (20,294)                                  (5,204)                                (16,686)                                (22,000)             (20,000)        (20,000)               (23,000)         (23,000)          (25,000)       (25,000)
              Proceeds received from sale of software                                                         0                                   20,000                                  20,000                                  20,000                    0               0                 10,000           10,000                 0              0
              Capital expenditures                                                                      (14,330)                                    (401)                                 (6,355)                                (12,000)             (15,000)        (15,000)               (16,000)         (16,000)          (20,000)       (20,000)
              Deferral of costs                                                                         (53,428)                                 (19,603)                                (54,498)                                (71,000)             (55,000)        (55,000)               (76,000)         (76,000)          (90,000)       (90,000)
                                                                                                     -----------                             ------------                             -----------                             -----------          -----------     -----------            -----------     ------------       -----------    -----------
              Free cash flow                                                                            158,962                                   91,716                                 149,259                                 190,123              160,000  to     180,000                175,000  to      195,000           185,000  to    225,000
                                                                                                     ===========                             ============                             ===========                             ===========          ===========     ===========            ===========     ============       ===========    ===========

              Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.
              The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

        --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                            ------------------------------------    -------------------------------------   ------------------------------------     ------------------------------------     --------------------------------------------------------     ---------------------------------------------------------    ---------------------------------------------------------
                                                                                          Actual                                   Actual                                  Actual                                 Estimated                                           Target                                                        Target                                     Long-Term Goals
                                                                                        Fiscal 2005                            Q3 Fiscal 2006                          YTD Fiscal 2006                           Fiscal 2006                                        Fiscal 2006                                                  Fiscal 2007                                     Fiscal 2010
                                                                            ------------------------------------    -------------------------------------   ------------------------------------     ------------------------------------     --------------------------------------------------------     ---------------------------------------------------------    ---------------------------------------------------------

                                                                            ------------------------------------    ------------------------------------    ------------------------------------     ------------------------------------     --------------------------------------------------------     ---------------------------------------------------------    ---------------------------------------------------------
              Return on Assets (ROA) and                                                 Adjusted                                 Adjusted                                Adjusted                                 Adjusted                               ROA                         ROIC                             ROA                         ROIC                             ROA                        ROIC
                                                                                                                                                                                                                                              ---------------------------- ---------------------------     ---------------------------- ----------------------------    ---------------------------- ----------------------------
              Return on Invested Capital (ROIC)(5)                              ROA         ROA         ROIC            ROA          ROA         ROIC            ROA         ROA         ROIC            ROA          ROA        ROIC            Low             High         Low             High            Low             High         Low             High            Low          High            Low           High
                                                                            ------------------------------------    ------------------------------------    ------------------------------------     ------------------------------------     ---------------------------- ---------------------------     ---------------------------- ----------------------------    ---------------------------- ----------------------------
              Numerator:
                 Income from operations                                        122,192      122,192     122,192         109,451     109,451      109,451        109,451      109,451     109,451         130,000     130,000     130,000         141,000          160,000     141,000         160,000         175,500          196,900     175,500          196,900        268,600      337,600         268,600       337,600
                 Unusual Charges, Net (6)                                            0            0           0                      15,776       15,776                      15,776      15,776                      15,776      15,776               0                0           0               0               0                0           0                0              0            0               0             0
                 Add implied interest on operating leases (1)                                            13,903                                   12,241                                  12,241                                  12,000                                       14,200          14,200                                       11,000           11,000                                       9,000         9,000
                                                                            ------------------------------------    -------------------------------------    ------------------------------------    ------------------------------------     ---------------------------- ---------------------------     ---------------------------- ----------------------------    ---------------------------- ----------------------------
                                                                               122,192      122,192     136,095         109,451     125,227      137,467        109,451      125,227     137,467         130,000     145,776     157,776         141,000          160,000     155,200         174,200         175,500          196,900     186,500          207,900        268,600      337,600         277,600       346,600
                                                                            ------------------------------------    -------------------------------------    ------------------------------------    ------------------------------------     ---------------------------- ---------------------------     ---------------------------- ----------------------------    ---------------------------- ----------------------------
              Denominator:
                 Average total assets (2)                                    1,321,122    1,321,122   1,321,122       1,514,779   1,514,779    1,514,779      1,514,779    1,514,779   1,514,779       1,550,000   1,550,000   1,550,000       1,542,000        1,552,000   1,542,000       1,552,000       1,566,000        1,574,000   1,566,000        1,574,000      1,864,000    1,965,000       1,864,000     1,965,000
                 Less average cash (3)                                                                  (11,858)                                  (7,736)                                 (7,736)                                 (9,000)                                      (6,300)        (12,700)                                     (10,000)         (10,000)                                    (10,000)      (10,000)
                 Less average non-interest bearing current liabilities (4)                             (246,280)                                (286,759)                               (286,759)                               (285,000)                                    (280,000)       (280,200)                                    (277,000)        (288,000)                                   (261,000)     (285,000)
                 Plus average present value of operating leases (1)                                     168,734                                  144,860                                 144,860                                 140,000                                      180,000         179,500                                      133,000          133,000                                     114,000       114,000
                                                                            ------------------------------------    -------------------------------------    ------------------------------------    ------------------------------------     ---------------------------- ---------------------------     ---------------------------- ----------------------------    ---------------------------- ----------------------------
                                                                             1,321,122    1,321,122   1,231,717       1,514,779   1,514,779    1,365,143      1,514,779    1,514,779   1,365,143       1,550,000   1,550,000   1,396,000       1,542,000        1,552,000   1,435,700       1,438,600       1,566,000        1,574,000   1,412,000        1,409,000      1,864,000    1,965,000       1,707,000     1,784,000
                                                                            ------------------------------------    -------------------------------------    ------------------------------------    ------------------------------------     ---------------------------- ---------------------------     ---------------------------- ----------------------------    ---------------------------- ----------------------------
              Return on invested capital                                        9.2%        9.2%        11.0%           7.2%         8.3%        10.1%           7.2%        8.3%        10.1%           8.4%         9.4%       11.3%             9%      to      10%         11%      to     12%             11%      to      13%         13%      to      15%            14%    to     17%            16%     to     19%
                                                                            ====================================    =====================================    ====================================    ====================================     ========================================================     =========================================================    =========================================================

                                Notes
                             1  Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases.  The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning + Ending) / 2] of the present value of the leases.
                             2  Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
                             3  Average cash is the average of the GAAP amount for the trailing 4 quarter ends.  Future cash balances above $10.0 million are assumed to be invested at money market rates and are excluded from this operating cash  adjustment.
                             4  Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
                             5  ROA and ROIC figures are calculated on a trailing 4 quarters basis.
                             6  Results exclude unusual charges of $9.1 million for U.S. and  $6.7 million for International in the quarter ended September 30, 2005.  These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting the Road Map target.
                                All other time periods are as reported for GAAP.

              Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies.  Management of the Company has included ROIC in this
              Financial Road Map because it measures the capital efficiency of our business.  ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.
              The above table reconciles ROIC to a ROA calculation using GAAP numbers.  The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.